UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA		15212-5851
(Address of principal executive offices)		(Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 10, 2024, Matthews International Corporation (the “Company”) issued a press release responding to the recent statement from Barington Capital Group (“Barington”) and its nomination of three candidates for election at the Company’s 2025 Annual Meeting of Shareholders. The Company’s press release also affirms the Board and management’s focus on driving long-term value creation.

A copy of the Company’s press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 10, 2024, issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer and Secretary

Date: December 10, 2024

Exhibit 99.1

NEWS RELEASE

Matthews International Corporation

Corporate Office

Two NorthShore Center

Pittsburgh, PA 15212-5851

Phone: (412) 442-8200

December 10, 2024	Contact:	Steven F. Nicola	Dan Moore / Clayton Erwin
		Chief Financial Officer	Collected Strategies
		and Secretary	MATW-CS@collectedstrategies.com

FOR IMMEDIATE RELEASE

Matthews International Responds to Barington Capital and Affirms Board and Management’s

Focus on Driving Long-Term Value Creation

PITTSBURGH – December 10, 2024 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today issued the following statement in response to the recent statement and nomination notice the Company has received from Barington Capital Group (“Barington”):

Our recent operating results reflect solid performance by our core businesses and demonstrate the resilience of our team in the face of a challenging market environment. As a result of strong execution and oversight by the Matthews Board of Directors and management team, the fundamentals of our businesses and their long-term outlook are strong:

•

Memorialization has benefited from pricing actions and several smaller strategic acquisitions, while delivering on cremation and mausoleum-related products that underscore the segment’s long-term commitment to diversify its best-in-class offerings within the deathcare industry. Cost control measures taken during the fiscal year have also contributed to an improvement in operating margins.

•

SGK recently reported its third consecutive quarter of higher sequential sales and solid margins. Notably, the strategic decision to invest in resources to support the transitioning of components of our core business to an e-commerce digital marketing platform differentiates us from our peers and led to an increase in revenues and organic business opportunities that position us well for 2025.

•

Within Industrial Technologies we expect the demand recovery to have a positive impact at the start of our new fiscal year, which should result in meaningful revenue results in the latter part of fiscal 2025 and into 2026.

•

Interest in the innovative solutions being offered through our Energy Solutions business remains strong, and we are well positioned both financially and operationally to lead the ongoing transition to electric vehicles through our multi-decade investment in advanced rotary processing technologies and alternative solutions for such technologies.

As previously announced on our fourth quarter earnings call, Matthews has retained J.P. Morgan to support the evaluation of potential strategic alternatives. The Board is dedicated to driving long-term value creation, and the strategic alternatives process is a reflection of that commitment. Importantly, in late November, Matthews also declared its 31st consecutive annual dividend increase since becoming a public company.

As Chief Executive Officer, Joseph Bartolacci has led the Company’s growth from approximately $700 million in revenues in fiscal 2006, to approximately $1.8 billion today. Mr. Bartolacci’s strategic vision, including various strategic acquisitions over several years aimed at expanding the Company’s casket manufacturing and distribution capabilities, has fostered an organization that is a strong, diversified and resilient provider of innovative solutions for customers around the globe. Under Mr. Bartolacci’s leadership, Matthews remains dedicated to driving improved performance and sustainable growth for all of the Company’s stakeholders.

Matthews’ refreshed, diverse and fit-for-purpose Board actively oversees the Company’s strategy. Members of the Board bring many years of expertise at public companies, including across industrial and manufacturing industries, as well as corporate governance, finance, marketing, sales, strategy and human resources.

The Board will continue its regular refreshment and believes a variety of perspectives facilitates effective decision-making, helps drive long-term value, and encourages different views on risk, business strategy and innovation. Notably, the Board has added two new independent directors over the past two years and three independent directors over the past five years.

Engagement with Barington Capital

The Board and leadership team have a long-term relationship with Barington and remain open to constructive dialogue. As previously announced on December 30, 2022, Matthews entered into an agreement with Barington, pursuant to which Barington served as a consultant to Matthews. On October 18, 2023, Matthews and Barington agreed to extend the agreement, allowing Jim Mitarotonda to continue to meet with the Company’s business leaders on a quarterly basis. Contrary to his position today, Mitarotonda has previously commended the management team and its performance.

In October 2024, Matthews attempted to continue consulting with Mr. Mitarotonda about the Company’s evaluation of its portfolio to unlock value. Mr. Mitarotonda refused. Now that the agreement with Barington has expired, rather than engage in a private dialogue with our Board and potentially exploring a constructive path forward, Barington has decided to wage a costly and disruptive proxy contest.

The Matthews Board and management team are committed to serving in the best interests of all our shareholders, and as the evaluation of strategic alternatives underscores, we will continue to take actions that are in the best interests of driving long-term value creation for all our shareholders.

Shareholders are not required to take any action at this time. The Board will present its recommendations with respect to the election of directors in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2025 Annual Meeting.

J.P. Morgan Securities LLC is serving as financial advisor and Jones Day is serving as legal counsel to Matthews.

About Matthews International Corporation

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has over 11,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Additional Information

In connection with the Company’s 2025 Annual Meeting, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) and mail to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement and other documents, free of charge, by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in Solicitation

The participants in the solicitation of proxies in connection with the 2025 Annual Meeting are currently anticipated to be the Company, Alvaro Garcia-Tunon, Gregory S. Babe, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, Aleta W. Richards, David A. Schawk, Jerry R. Whitaker, Francis S. Wlodarczyk, Steven F. Nicola and Brian D. Walters.

As of November 30, 2024, Mr. Garcia-Tunon beneficially owns 27,259 shares of Class A Common Stock of the Company, par value $1.00 (the “Common Stock”), which includes 12,109 shares of Common Stock held in the SGT 2021 Family Trust for the benefit of members of Mr. Garcia-Tunon’s family for which Mr. Garcia-Tunon serves as trustee. Mr. Garcia-Tunon also holds 36,352 deferred stock compensation shares. Mr. Babe beneficially owns 85,775 shares of Common Stock. Mr. Babe also holds 5,798 deferred stock compensation shares. Mr. Bartolacci owns 551,047 shares of Common Stock. Ms. Dietze owns 40,658 shares of Common Stock. Mr. Dunlap owns 24,910 shares of Common Stock. Ms. Etzkorn owns 9,886 shares of Common Stock. Mr. O’Brien owns 32,850 shares of Common Stock. Ms. Richards owns 1,090 shares of Common Stock. Mr. Schawk owns 211,859 shares of Common Stock, which includes 35,548 shares of Common Stock held in the Teryl Alyson Schawk 1998 Trust; 51,514 shares of Common Stock held in trusts for the benefit of Mr. Schawk’s children for which Mr. Schawk or his spouse serves as trustee; 124,699 shares of Common Stock held in the David A. Schawk 1998 Trust for which Mr. Schawk serves as trustee with voting and investment power over such shares; 77,395 shares of Common Stock held in trust for the benefit of Mr. Schawk’s niece for which Mr. Schawk serves as custodian with voting and investment power but no pecuniary interest; and 97 shares of Common Stock held as custodian. Mr. Whitaker owns 26,221 shares of Common Stock. Mr. Whitaker also holds 8,997 deferred stock compensation shares. Mr. Nicola owns 187,981 shares of Common Stock. Mr. Walters owns 75,267 shares of Common Stock. As of the date hereof, Mr. Wlodarczyk does not beneficially own any shares of Common Stock.

Certain information about the compensation of the Company’s named executive officers and non-employee directors and their holdings’ of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors,” “Executive Compensation and Retirement Benefits” and “Stock Ownership of Certain Beneficial Owners and Management,” respectively, in the Company’s definitive proxy statement, dated January 16, 2024, for its 2024 annual meeting of shareholders as filed with the SEC on Schedule 14A, available here, and the Company’s Current Report, dated April 26, 2024, as filed with the SEC on Form 8-K, available here. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at the Company’s 2025 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the outcome of the Company’s dispute with Tesla, Inc. (“Tesla”), the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.